Filed pursuant to Rule 433(d) Registration Statement No. 333-141008
ACE Securities Corp. Home Equity Loan Trust Series 2007-SL2	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$127,741,000 (Approximate)
Home Equity Loan Trust Series 2007-SL2

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2 (Issuing Entity)

August 10, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission’s website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

FREE WRITING PROSPECTUS DATED August 10, 2007

ACE Securities Corp.
Home Equity Loan Trust, Series 2007-SL2
$127,741,000(Approximate)
Subject to a permitted variance of +/- 10%.

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M / D

Offered Certificates:
A	127,741,000	Float	1.52	1 - 84	0	ACT/360	May 2037	AAA / Aaa / AAA
Total Offered	127,741,000

Pricing Speed
Fixed-Rate Mortgage Loans	100% PPC (10% CPR growing to 28% CPR over 12 months. 28% CPR thereafter)

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview
Certificates:
The Class A Certificates (the “Senior Certificates” or “Offered Certificates”). The pass-through rate on the Senior Certificates will be the lesser of (i) One-Month LIBOR plus a specified margin and (ii) the applicable Net WAC Pass-Through Rate (the “Pass-Through Rate”). The trust will also issue the Class CE-1 Certificates, Class CE-2 Certificates, the Class P Certificates, and the Class R Certificates which are referred to herein as the “Non-offered Certificates”.

(i)
Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 3,363 fixed-rate second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $196,525,112 as of the Cut-off Date.

Senior Certificates or Offered Certificates:	Class A Certificates

Depositor:	ACE Securities Corp.

Originators:
Originator	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance
db home lending llc	54,290,134	27.63
Home123 Corporation	39,259,417	19.98
Residential Funding Company, LLC	33,044,012	16.81
M&T Bank	23,223,527	11.82
Other	46,708,021	23.77
Total	196,525,112	100.00

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicers:
GMAC Mortgage, LLC (“GMAC”), with respect to approximately 65.80% of the aggregate principal balance as of the cut-off date and Ocwen Loan Servicing, LLC (“Ocwen”) with respect to approximately 34.20% of the aggregate principal balance as of the cut-off date.

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Underwriter:	Deutsche Bank Securities Inc.

Cap Provider:	TBD

Swap Provider:	TBD

Certificate Insurer:	Assured Guaranty Corp.

Cut-off Date:	July 1, 2007

Expected Pricing:	Week of August 6, 2007

Expected Closing Date:	On or about August [13], 2007

Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date, With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in August 2007.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview (Cont.)
Determination Date:
With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and the Mortgage Loans serviced by (i) GMAC, the period beginning on the sixteenth (16th) day of the month preceding the related Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth (15th) day of the month in which such Distribution Date occurs and (ii) Ocwen, with respect to prepayments in full, the period beginning on the sixteenth (16th) day of the month preceding the related Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth (15th) day of the month of such Distribution Date, and (ii) with respect to prepayments in part, the prior calendar month.

Interest Accrual Period:
Interest will initially accrue on the Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Offered Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance thereof immediately prior to such Distribution Date at the then applicable pass-through rate for the Offered Certificates, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for the Offered Certificates of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Offered Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date and the Interest Carry Forward Amount, if any, for such Distribution Date.

Administration Fees:
The Master Servicer, the Servicers and the Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. The Administration Fees initially aggregate to a weighted average servicing fee of approximately 0.5535% per annum with respect to the Mortgage Loans.

Compensating Interest:
Each Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans serviced by such Servicer received during the portion of the related Prepayment Period occurring between the 16th day of the month prior to the month of the Distribution Date to the last day of such prior month up to the Servicing Fee payable to the related Servicer. If a Servicer fails to make such payments, the Master Servicer will be required to do so in an amount not to exceed the compensation payable to the Master Servicer.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview (Cont.)
Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Determination Date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so. The purchase price payable in connection with the exercise of the optional termination will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicers, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Swap Provider as of the termination date and pursuant to the pooling and servicing agreement, the insurance agreement and the Swap Agreement. In the event that the Master Servicer fails to exercise such purchase option on the first possible optional termination date, the Certificate Insurer will have the right, subject to certain conditions set forth in the pooling and servicing agreement, to exercise such purchase option. If the Master Servicer exercises the optional termination right, the Master Servicer will be required to obtain the consent of the Certificate Insurer if (i) any amounts are owed to the Certificate Insurer or (ii) the optional termination would result in a draw on the policy issued by the Certificate Insurer. In the event that either the Master Servicer or the Certificate Insurer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance thereof at the then applicable pass-through rate, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.

Monthly Servicer Advances:
The Servicers will collect monthly payments of principal and interest on the related Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments but only to the extent such amounts are deemed recoverable. If a Servicer fails to make any such advances, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. In addition, neither of the Servicers nor the Master Servicer will make any advances in respect of principal and interest payments on any Mortgage Loans that are 90 or more days delinquent.

Credit Enhancement:	1) Excess Interest;
2) Overcollateralization (“OC”); and
3) The Class A Certificate Insurance Policy.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview (Cont.)
Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments made by the Swap Provider, if any, second, to the Class CE-1 Certificate and third, to the Class A Certificates.

Once Realized Losses have been allocated to the Class A Certificates, such amounts with respect to the Class A Certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of subsequent recoveries). However, the amount of any Realized Losses allocated to the Class A Certificates may be distributed to the Class A Certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available for such distribution or from any Net Swap Payments payable by the Swap Provider available for this purpose. Realized Losses on the Mortgage Loans will be allocated to the Class A Certificates, provided, however, that any such losses allocated to the Class A Certificates will be covered by the Policy.

A "Realized Loss" for a Liquidated Mortgage Loan is equal to the principal balance of such Liquidated Mortgage Loan plus interest thereon from the date on which interest was last paid less any liquidation proceeds received on such Mortgage Loan and for a Charged Off Mortgage Loan is equal to the principal balance of such Charged Off Mortgage Loan plus interest thereon from the date on which interest was last paid.

A "Liquidated Mortgage Loan" is a Mortgage Loan that was liquidated and for which the related Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO property.

A "Charged Off Mortgage Loan" is a defaulted Mortgage Loan that the related Servicer is required to charge off once such Mortgage Loan becomes 180 days delinquent provided that such Mortgage Loan has not yet been liquidated and provided further, that the related Servicer has determined, based on a broker's price opinion and other relevant considerations, that no significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property or that the potential net recovery is anticipated to be an amount that is insufficient to warrant proceeding through foreclosure or other liquidation of the related mortgaged property.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview (Cont.)
Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the Offered Certificates against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Offered Certificates, which will be fully established at issuance, is initially anticipated to be an amount equal to the product of (i) approximately 35.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 70.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. Notwithstanding the foregoing, with respect to any Distribution Date on or after the first date on which the optional termination right is exercisable (the “Optional Termination Date”) the Required Overcollateralization Amount for such Distribution Date and each Distribution Date thereafter will be equal to the Required Overcollateralization Amount for the Distribution Date immediately preceding the Optional Termination date (unless a Trigger Event occurs thereafter, in which case the Required Overcollateralization Amount will be equal to the Required Overcollateralization Amount giving effect to such Trigger Event) and in any case, will be subject to a floor equal to the Overcollateralization Amount for the Distribution Date immediately preceding the Optional Termination Date (and if due to losses, the Overcollateralization Amount is subsequently reduced from this floor, excess spread to the extent available will be used to build the Overcollateralization Amount back up on subsequent Distribution Dates). If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, to the extent available will be paid to the Class A Certificates in respect of principal in order to reduce the Certificate Principal Balance of the Class A Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans. On or after the Optional Termination Date the Overcollateralization Reduction Amount shall equal zero.

Stepdown Date:
The later to occur of (x) the Distribution Date occurring in August 2010 and (y) the first Distribution Date on which the Class A Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount on the Distribution Date) is greater than or equal to approximately 70.00%.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview (Cont.)
Class A Credit Enhancement Percentage:
The Credit Enhancement Percentage for the Class A Certificates and any Distribution Date is the percentage obtained by dividing (x) the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Class A Certificates on the Distribution Date.

Class	(S/M/D)	Initial CE %	CE % On/After Step Down Date*
A	AAA / Aaa / AAA	35.00%	70.00%
*Until the Optional Termation Date

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount (which shall equal zero on or after the Optional Termination Date) and (ii) the excess of the Available Distribution Amount over the sum of (w) the Senior Interest Distribution Amount for such Distribution Date, (x) the amount of principal required to be distributed to the holders of the Class A Certificates on such Distribution Date, (y) any Net Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)), owed to the Swap Provider and (z) any amount required to be paid to the Certificate Insurer on such Distribution Date.

Available Distribution Amount:
For any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicers, the Master Servicer, the Securities Administrator, the Custodians, the Credit Risk Manager or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related due date and received on or prior to the related determination date; (ii) unscheduled payments in respect of the Mortgage Loans (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans received during the related Prepayment Period); and (iii) all Monthly Servicer Advances with respect to the Mortgage Loans received for the Distribution Date.

Net WAC Pass-Through Rate:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the difference of (a) the amount of interest which accrued on the Mortgage Loans in the prior calendar month minus the Administration Fees for such Distribution Date and the premium payable to the Certificate Insurer, over (b) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date (which was not caused by a Swap Provider Trigger Event as defined in the Swap Agreement), and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview (Cont.)
Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for the Class A Certificates is limited by the Net WAC Pass-Through Rate, the Class A Certificates will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess, if any of (a) the amount of interest that would have accrued on such class based on One-Month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to One-Month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, the Cap Agreement, if any, and from the Net Monthly Excess Cashflow on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on the Offered Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Cap Agreement:
On the Closing Date, the Trustee in its capacity as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) will enter into a “Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in August 2007 and ending immediately following the Distribution Date occurring in January 2008, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A Certificates as described herein. The Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related cap notional amount, which is based on the lesser of (i) the expected amortization of the Mortgage Loans and (ii) Scheduled Cap Notional Amount for the related Distribution Date and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. The Scheduled Cap Notional Amount for each Distribution Date during the term of the Cap Agreement is set forth on page 16 of this free writing prospectus.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview (Cont.)
Swap Agreement:
On the Closing Date, the Supplemental Interest Trust Trustee will enter into a Swap Agreement with the Swap Provider described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $[111,384,708]. Beginning with the Distribution Date in February 2008, the trust (through a supplemental interest trust) will be obligated to pay an amount equal to the product of (i) [5.13]% per annum, (ii) the Swap Notional Amount (as defined below) and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates and the Certificate Insurer, an amount equal to the product of (i) one-month LIBOR, (ii) the Swap Notional Amount and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360, until the Swap Agreement is terminated. The “Swap Notional Amount” for each Distribution Date will be equal to the lesser of (a) the aggregate Certificate Principal Balance of the Offered Certificates on the day immediately preceding such Distribution Date, and (b) the scheduled swap notional amount set forth in the Swap Agreement for such Distribution Date. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

The Supplemental Interest Trust Trustee will appoint the Securities Administrator to receive and distribute funds with regards to the Swap Agreement on behalf of the Supplemental Interest Trust.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Securities Administrator on behalf of the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment which is not payable as a result of the occurrence of a swap provider trigger event under the Swap Agreement, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full prior to distributions to Certificateholders.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview (Cont.)
The Class A Certificate Insurance Policy:
It is anticipated that the Class A Certificates will have the benefit of a certificate guaranty insurance policy (the “Policy”) pursuant to which the Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally and irrevocably will guarantee the timely payment of interest (other than certain interest shortfalls specified in the Policy) and the ultimate payment of principal on the Class A Certificates on the final Distribution Date. In addition, the Certificate Insurer will guarantee the payment of the principal portion of any Realized Losses allocated to the Class A Certificates. The Policy will not be cancelable for any reason. The Policy will not cover any Net WAC Rate Carryover Amounts or any interest shortfalls resulting from prepayments or applications of the Servicemembers Civil Relief Act or similar state or local laws. Subject to the terms of the pooling and servicing agreement, the Certificate Insurer will be subrogated to the rights of the Class A Certificateholders to receive payments under the Class A Certificates to the extent of any payment by the Certificate Insurer under the Policy. The Certificate Insurer will have the right to vote and give consents on behalf of the Class A Certificates and will have substantial control rights under the pooling and servicing agreement.

Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date will be that portion of the Available Distribution Amount equal to the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the immediately preceding calendar month; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and subsequent recoveries received during the related Prepayment Period and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; (iv) the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (v) the amount of any Overcollateralization Reduction Amount for such Distribution Date minus the Administration Fees.

Coupon Step-up:	On the Distribution Date following the first possible optional termination date, the margin on the Class A Certificates will increase to the following, subject to the Net WAC Pass-Through Rate.

Class	After Optional Termination
A Certificates	1.5 x Margin

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview (Cont.)
Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:	The determination on any Distribution Date that Delinquency Percentage, exceeds 10%.

Delinquency Percentage:
The Delinquency Percentage with respect to any Distribution Date is the percentage obtained by dividing (x) the principal amount of Mortgage Loans delinquent 60 days or more using the OTS Method (including Mortgage Loans (i) in foreclosure, (ii) Mortgage Loans with respect to which the related Mortgaged Properties have been converted to REO Properties, (iii) Mortgage Loans discharged due to bankruptcy and (iv) any Mortgage Loan that has been modified will be included in the Delinquency Percentage calculation for the 12-month period following the modification of such Mortgage Loan and thereafter until such loan becomes current under the terms of the loan as modified) by (y) the aggregate principal balance of all of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses (including any principal amounts that have been forgiven as part of a loan modification) incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
August 2009 to July 2010	7%, plus 1/12th of 3% for each month thereafter
August 2010 to July 2011	10%, plus 1/12th of 3% for each month thereafter
August 2011 to July 2012	13%, plus 1/12th of 2% for each month thereafter
August 2012 to July 2013	15%, plus 1/12th of 2% for each month thereafter
August 2013 and thereafter	17%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview (Cont.)
Payment Priority:	I. On each Distribution Date, the Available Distribution Amount will be distributed as follows:

1.
From the interest portion of the Available Distribution Amount, to the Certificate Insurer, the premium payable to the Certificate Insurer for the Policy, together with any unpaid premium remaining unpaid from prior Distribution Dates, together with interest thereon;

2.
From the interest portion of the Available Distribution Amount, to the Supplemental Interest Trust, to pay any Net Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

3.	From the interest portion of the Available Distribution Amount, to pay interest to the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date.

4.
From the interest portion of the Available Distribution Amount, to the Certificate Insurer, any amounts paid under the Policy to the extent not previously reimbursed, together with interest thereon, if applicable, plus any amounts owing to the Certificate Insurer pursuant to the Insurance Agreement, to the extent not previously reimbursed, together with interest thereon, if applicable.

5.
From the principal portion of the Available Distribution Amount, to the Supplemental Interest, to pay any Net Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider that were not covered by the interest portion of the Available Distribution Amount.

6.
From the principal portion of the Available Distribution Amount (less the amount of any Overcollateralization Reduction Amount), to pay principal to the Class A Certificates until the certificate principal balance is reduced to zero.

7.
From the principal portion of the Available Distribution Amount, to the Certificate Insurer, any amounts paid under the Policy plus any amounts owing to the Certificate Insurer pursuant to the Insurance Agreement, to the extent not previously reimbursed from the interest portion of the Available Distribution Amount, together with interest thereon, if applicable.

8.
From excess interest and any Overcollateralization Reduction Amount, if any to the Certificate Insurer any amounts paid under the Policy to the extent not previously reimbursed, together with interest thereon, if applicable, plus any amounts owing to the Certificate Insurer pursuant to the Insurance Agreement, to the extent not previously reimbursed, together with interest thereon, if applicable.

9.
From excess interest and any Overcollateralization Reduction Amount, if any, to pay interest to the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date remaining undistributed.

10.
From excess interest and any Overcollateralization Reduction Amount, if any, to the Class A Certificates in order to reduce the Certificate Principal Balance of the Class A Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.

11.	From excess interest and any Overcollateralization Reduction Amount, if any, to pay the allocated Realized Losses on the Class A Certificates.

12.	From excess interest and any Overcollateralization Reduction Amount, if any, to the Supplemental Interest Trust to pay any Net WAC Rate Carryover Amounts on the Class A Certificates.

13.	From excess interest and any Overcollateralization Reduction Amount, if any, to pay any Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

14.	To pay any remaining amount to the Non-Offered Certificates in accordance with the provisions of the Pooling and Servicing Agreement.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview (Cont.)
II. Commencing on the Distribution Date in February 2008, any Net Swap Payments on deposit in the Supplemental Interest Trust payable to the Securities Administrator by the Swap Provider will be paid after the distribution of the Available Distribution Amount as follows:

1.	To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date.
2.
To reimburse the Certificate Insurer for any interest payments under the Policy, together with interest thereon; provided however, that if the Certificate Insurer has failed to make a required payment under the policy, reimbursement to the Certificate Insurer pursuant to this clause will be made after Allocated Realized Losses are reimbursed to the Class A Certificates.

3.	To pay any principal to the Class A Certificates in an amount necessary to restore or maintain the Required Overcollateralization Amount.*
4.	To pay any unreimbursed allocated Realized Losses on the Class A Certificates that have not been paid by the Certificate Insurer.*
5.	To reimburse the Certificate Insurer for any principal payments under the Policy, together with interest thereon.
6.	To pay any Net WAC Rate Carryover Amounts on the Class A Certificates remaining unpaid.
7.	To pay any Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
8.	To pay any remaining amount to the Class CE-1 Certificates.
* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 4 and 5 shall at no time be permitted to exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans from and after the Cut-Off Date.

Commencing on the Distribution Date in February 2008, amounts payable by the Supplemental Interest Trust to the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from available funds before distributions to the holders of the Offered Certificates. On or before each Distribution Date commencing on the Distribution Date occurring in February 2008, such amounts will be distributed by the Supplemental Interest Trust to the Securities Administrator, and paid by the Securities Administrator to the Swap Provider as follows:

(i)	first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and
(ii)
second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator).

(iii)
third, from Net Monthly Excess Cashflow deposited into the Supplemental Interest Trust, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Swap Agreement.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Transaction Overview (Cont.)
ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such Offered Certificates.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Cap Schedule

Distribution Date	Cap Notional Amount ($)	Strike Rate (%)
8/25/2007	196,525,112.00	7.50
9/25/2007	193,829,797.00	7.50
10/25/2007	190,845,377.00	7.50
11/25/2007	187,584,026.00	7.50
12/25/2007	184,055,490.00	7.50
1/25/2008	180,274,308.00	7.50

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
8/25/2007	-	3/25/2010	35,962,102
9/25/2007	-	4/25/2010	33,725,655
10/25/2007	-	5/25/2010	31,538,059
11/25/2007	-	6/25/2010	29,398,253
12/25/2007	-	7/25/2010	27,305,199
1/25/2008	-	8/25/2010	25,257,881
2/25/2008	111,384,708	9/25/2010	25,257,881
3/25/2008	107,507,856	10/25/2010	25,257,881
4/25/2008	103,711,123	11/25/2010	25,257,881
5/25/2008	99,997,097	12/25/2010	25,257,881
6/25/2008	96,363,983	1/25/2011	25,257,881
7/25/2008	92,810,026	2/25/2011	25,257,881
8/25/2008	89,333,511	3/25/2011	25,257,881
9/25/2008	85,932,757	4/25/2011	25,257,881
10/25/2008	82,606,121	5/25/2011	24,906,596
11/25/2008	79,351,997	6/25/2011	24,355,152
12/25/2008	76,168,810	7/25/2011	23,815,775
1/25/2009	73,055,022	8/25/2011	23,288,205
2/25/2009	70,009,128	9/25/2011	22,772,183
3/25/2009	67,029,654	10/25/2011	22,267,443
4/25/2009	64,115,160	11/25/2011	21,773,566
5/25/2009	61,264,235	12/25/2011	21,290,490
6/25/2009	58,475,500	1/25/2012	20,817,999
7/25/2009	55,747,605	2/25/2012	20,355,862
8/25/2009	53,079,230	3/25/2012	19,903,853
9/25/2009	50,469,084	4/25/2012	19,461,751
10/25/2009	47,915,902	5/25/2012	19,029,341
11/25/2009	45,418,448	6/25/2012	18,606,414
12/25/2009	42,975,511	7/25/2012	18,192,762
1/25/2010	40,585,909	8/25/2012	-
2/25/2010	38,248,484

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Sensitivity Table
To 10% Call

0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A	Avg Life (years)	13.88	3.38	1.52	1.06	0.79
	First Payment Date	Aug-07	Aug-07	Aug-07	Aug-07	Aug-07
	Last Payment Date	Feb-32	Jul-20	Jul-14	Jan-10	Jun-09

Sensitivity Table
To Maturity

		0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A	Avg Life (years)	13.92	3.42	1.54	1.06	0.79
	First Payment Date	Aug-07	Aug-07	Aug-07	Aug-07	Aug-07
	Last Payment Date	Jan-34	Feb-22	May-15	Jan-10	Jun-09

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

Class A Effective Net WAC Schedule*			Class A Effective Net WAC Schedule*			Class A Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	8/25/2007	N/A	38	9/25/2010	11.252	75	10/25/2013	10.468
2	9/25/2007	22.488	39	10/25/2010	11.609	76	11/25/2013	10.129
3	10/25/2007	22.823	40	11/25/2010	11.313	77	12/25/2013	10.465
4	11/25/2007	22.493	41	12/25/2010	11.671	78	1/25/2014	10.125
5	12/25/2007	22.829	42	1/25/2011	11.378	79	2/25/2014	10.123
6	1/25/2008	22.499	43	2/25/2011	11.412	80	3/25/2014	11.206
7	2/25/2008	18.976	44	3/25/2011	12.490	81	4/25/2014	10.119
8	3/25/2008	19.299	45	4/25/2011	11.482	82	5/25/2014	10.455
9	4/25/2008	18.637	46	5/25/2011	11.843	83	6/25/2014	10.115
10	5/25/2008	18.701	47	6/25/2011	11.557	84	7/25/2014	10.450
11	6/25/2008	18.278	48	7/25/2011	11.918
12	7/25/2008	18.337	49	8/25/2011	11.635
13	8/25/2008	17.899	50	9/25/2011	11.677
14	9/25/2008	17.701	51	10/25/2011	12.040
15	10/25/2008	17.750	52	11/25/2011	11.762
16	11/25/2008	17.289	53	12/25/2011	12.128
17	12/25/2008	17.331	54	1/25/2012	11.853
18	1/25/2009	16.852	55	2/25/2012	11.901
19	2/25/2009	16.625	56	3/25/2012	12.609
20	3/25/2009	17.244	57	4/25/2012	11.999
21	4/25/2009	16.150	58	5/25/2012	12.369
22	5/25/2009	16.174	59	6/25/2012	12.104
23	6/25/2009	15.648	60	7/25/2012	12.475
24	7/25/2009	15.664	61	8/25/2012	10.149
25	8/25/2009	15.117	62	9/25/2012	10.148
26	9/25/2009	14.841	63	10/25/2012	10.485
27	10/25/2009	14.843	64	11/25/2012	10.146
28	11/25/2009	14.263	65	12/25/2012	10.483
29	12/25/2009	14.256	66	1/25/2013	10.143
30	1/25/2010	13.652	67	2/25/2013	10.142
31	2/25/2010	13.334	68	3/25/2013	11.227
32	3/25/2010	13.990	69	4/25/2013	10.139	*PPC: 100%
33	4/25/2010	12.669	70	5/25/2013	10.476	*1 Month LIBOR: 20%
34	5/25/2010	12.637	71	6/25/2013	10.137	*Includes Net Swap Payments received from the Swap Provider
35	6/25/2010	11.966	72	7/25/2013	10.473	*Includes Cap proceeds
36	7/25/2010	11.922	73	8/25/2013	10.134
37	8/25/2010	11.222	74	9/25/2013	10.132

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

ad*
Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)
Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	N/A	5.3300	N/A	43	1,002	5.2219	1,002
2	631	5.3380	631	44	1,001	5.2300	1,001
3	649	5.3335	649	45	999	5.2375	999
4	642	5.2073	650	46	998	5.2441	998
5	660	5.1905	669	47	996	5.2498	996
6	655	5.1273	667	48	994	5.2571	994
7	684	5.0353	684	49	992	5.3084	992
8	694	4.9863	694	50	991	5.3152	991
9	698	4.9171	698	51	989	5.3228	989
10	707	4.9053	707	52	987	5.3294	987
11	714	4.8771	714	53	986	5.3377	986
12	723	4.8719	723	54	983	5.3438	983
13	729	4.9082	729	55	981	5.3489	981
14	738	4.8797	738	56	980	5.3568	980
15	747	4.8539	747	57	977	5.3619	977
16	755	4.8266	755	58	975	5.3677	975
17	765	4.7996	765	59	973	5.3740	973
18	773	4.7735	773	60	971	5.3845	971
19	783	4.7458	783	61	963	5.4670	961
20	796	4.7217	796	62	961	5.4747	958
21	803	4.6975	803	63	961	5.4813	959
22	814	4.6723	814	64	955	5.4871	953
23	824	4.6461	824	65	956	5.4939	953
24	836	4.6222	836	66	950	5.5002	947
25	846	5.0198	846	67	947	5.5048	944
26	858	5.0249	858	68	954	5.5122	951
27	870	5.0315	870	69	941	5.5170	937
28	882	5.0360	882	70	941	5.5227	937
29	895	5.0413	895	71	934	5.5280	930
30	908	5.0469	908	72	934	5.5337	931
31	921	5.0503	921	73	927	5.5583	923
32	936	5.0560	936	74	924	5.5621	919
33	949	5.0601	949	75	924	5.5670	919
34	964	5.0649	964	76	916	5.5722	911
35	978	5.0689	978	77	916	5.5764	911
36	994	5.0743	994	78	908	5.5804	902
37	1,010	5.1767	1,010	79	904	5.5830	898
38	1,008	5.1841	1,008	80	914	5.5881	908
39	1,007	5.1931	1,007	81	895	5.5913	889
40	1,006	5.2004	1,006	82	896	5.5963	889
41	1,005	5.2083	1,005	83	886	5.5984	879
42	1,003	5.2160	1,003	84	887	5.6018	880

*Includes Net Swap Payments received from and paid to the Swap Provider

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL**
Number of Mortgage Loans:	3,363	Property Type:
Aggregate Principal Balance:	$196,525,112	Single Family:	60.69%
Conforming Balance:*	$187,001,482	PUD:	24.18%
Average Principal Balance:	$58,437	2-4 Family:	5.53%
Range:	$4,066 - $499,092	Condo:	9.45%
W.A. Coupon:	11.080%	Townhouse:	0.15%
Range:	5.750% - 18.500%	Occupancy Status:
W.A. Remaining Term (Months):	217	Primary:	89.52%
Range (Months):	108 - 357	Investment:	8.05%
W.A. Seasoning (Months):	6	Second Home:	2.43%
Latest Maturity Date:	April 1, 2037	Documentation Status:
State Concentration (Top 5):		Full/Alternative:	27.25%
California:	39.63%	Stated:	49.69%
Arizona:	8.31%	Limited:	1.08%
Florida:	7.78%	No Documentation:	21.98%
Nevada:	4.43%	Non-Zero W.A. Prepayment Term (Months):	24
Washington:	4.36%	Loans with Prepayment Penalties:	40.75%
W.A. Original Combined LTV:	97.11%	Interest Only Loans:	1.38%
Range:	38.00% - 100.00%	Non-Zero W.A. Interest Only Term (Months):	77
First Liens:	0.00%
Second Liens:	100.00%
Non-Balloon Loans:	22.83%
W.A. FICO:	689
Index Type:
Fixed Rate:	100.00%
*Based on the 2007 ‘Second Mortgages’ loan limits only
** Unless otherwise stated, all percentages are based on Aggregate Principal Balance as of the Cutoff Date

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
db home lending llc	748	54,290,134	27.63	11.459	671	99.38
Home123 Corporation	701	39,259,417	19.98	10.001	712	95.47
Residential Funding Company, LLC	661	33,044,012	16.81	11.320	697	93.48
M&T Bank	488	23,223,527	11.82	10.976	706	95.60
Other	765	46,708,021	23.77	11.428	677	99.17
Total:	3,363	196,525,112	100.00	11.080	689	97.11

Product Type
Product Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
Fixed - 10 Year	3	63,156	0.03	11.085	647	91.01
Fixed - 15 Year	75	2,385,377	1.21	10.134	703	92.27
Fixed - 20 Year	20	594,116	0.30	9.466	719	96.89
Fixed - 25 Year	2	46,935	0.02	13.177	697	100.00
Fixed - 25 Year IO	28	1,409,443	0.72	10.300	720	94.20
Fixed - 30 Year	780	39,697,673	20.20	10.495	705	95.72
Fixed - 30 Year IO	9	673,349	0.34	11.632	715	99.14
Balloon - 10/30	10	665,891	0.34	11.475	663	100.00
Balloon - 15/30	2,268	137,569,938	70.00	11.256	684	97.36
Balloon - 15/30 IO	6	624,079	0.32	11.948	723	98.38
Balloon - 20/30	122	9,770,244	4.97	11.085	685	99.80
Balloon - 30/40	40	3,024,910	1.54	11.745	670	99.23
Total:	3,363	196,525,112	100.00	11.080	689	97.11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	1,779	58,505,797	29.77	11.023	690	96.26
50,000.01 - 100,000.00	1,217	85,665,201	43.59	11.059	686	97.72
100,000.01 - 150,000.00	281	33,829,633	17.21	11.223	684	98.41
150,000.01 - 200,000.00	49	8,370,953	4.26	11.009	689	94.52
200,000.01 - 250,000.00	20	4,603,891	2.34	11.040	711	93.31
250,000.01 - 300,000.00	10	2,875,184	1.46	10.979	729	98.50
300,000.01 - 350,000.00	3	962,802	0.49	11.580	719	96.66
350,000.01 - 400,000.00	2	790,481	0.40	11.267	750	91.01
400,000.01 - 450,000.00	1	422,080	0.21	9.625	767	80.00
450,000.01 - 500,000.00	1	499,092	0.25	13.750	780	100.00
Total:	3,363	196,525,112	100.00	11.080	689	97.11

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	1,785	58,771,811	29.91	11.020	690	96.26
50,000.01 - 100,000.00	1,213	85,597,800	43.56	11.059	687	97.72
100,000.01 - 150,000.00	279	33,631,020	17.11	11.229	684	98.41
150,000.01 - 200,000.00	49	8,370,953	4.26	11.009	689	94.52
200,000.01 - 250,000.00	20	4,603,891	2.34	11.040	711	93.31
250,000.01 - 300,000.00	10	2,875,184	1.46	10.979	729	98.50
300,000.01 - 350,000.00	3	962,802	0.49	11.580	719	96.66
350,000.01 - 400,000.00	2	790,481	0.40	11.267	750	91.01
400,000.01 - 450,000.00	1	422,080	0.21	9.625	767	80.00
450,000.01 - 500,000.00	1	499,092	0.25	13.750	780	100.00
Total:	3,363	196,525,112	100.00	11.080	689	97.11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Term to Maturity
Remaining Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
61 - 120	13	729,047	0.37	11.441	662	99.22
121 - 180	2,349	140,579,395	71.53	11.240	685	97.28
181 - 240	142	10,364,359	5.27	10.992	686	99.64
241 - 300	30	1,456,379	0.74	10.393	719	94.39
301 - 360	829	43,395,933	22.08	10.600	703	96.01
Total:	3,363	196,525,112	100.00	11.080	689	97.11

Interest Only Term
Interest Only Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
N/A	3,320	193,818,241	98.62	11.081	689	97.12
60	32	1,934,644	0.98	10.597	718	95.72
120	11	772,228	0.39	12.048	723	98.07
Total:	3,363	196,525,112	100.00	11.080	689	97.11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
5.500 - 5.999	1	226,289	0.12	5.750	664	80.00
6.000 - 6.499	3	222,626	0.11	6.106	740	93.49
6.500 - 6.999	13	824,154	0.42	6.740	750	85.81
7.000 - 7.499	34	2,007,669	1.02	7.214	737	84.23
7.500 - 7.999	108	5,360,681	2.73	7.703	742	88.47
8.000 - 8.499	138	7,112,078	3.62	8.196	742	94.67
8.500 - 8.999	198	10,026,378	5.10	8.661	730	96.03
9.000 - 9.499	131	6,636,705	3.38	9.188	713	94.51
9.500 - 9.999	238	13,147,958	6.69	9.757	710	95.92
10.000 - 10.499	208	11,956,369	6.08	10.204	694	97.09
10.500 - 10.999	441	27,138,047	13.81	10.811	696	98.28
11.000 - 11.499	433	27,480,974	13.98	11.214	676	98.03
11.500 - 11.999	523	33,759,877	17.18	11.779	669	98.52
12.000 - 12.499	266	15,969,739	8.13	12.192	665	98.19
12.500 - 12.999	271	16,149,767	8.22	12.611	666	98.34
13.000 - 13.499	88	4,879,162	2.48	13.164	681	96.37
13.500 - 13.999	124	6,124,478	3.12	13.673	687	98.13
14.000 - 14.499	63	3,575,467	1.82	14.175	683	97.49
14.500 - 14.999	37	1,838,954	0.94	14.659	672	98.19
15.000 - 15.499	10	501,434	0.26	15.142	696	98.56
15.500 - 15.999	9	494,522	0.25	15.725	658	92.62
16.000 - 16.499	4	244,618	0.12	16.165	657	100.00
16.500 - 16.999	9	404,729	0.21	16.686	714	97.19
17.000 - 17.499	4	104,645	0.05	17.142	700	98.20
17.500 - 17.999	7	279,236	0.14	17.698	695	98.68
18.000 - 18.499	1	37,593	0.02	18.000	736	100.00
18.500 - 18.999	1	20,963	0.01	18.500	682	95.00
Total:	3,363	196,525,112	100.00	11.080	689	97.11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
0.01 - 50.00	4	188,713	0.10	9.452	702	47.26
50.01 - 55.00	3	196,079	0.10	8.837	742	52.17
55.01 - 60.00	5	394,954	0.20	7.924	699	58.43
60.01 - 65.00	5	293,958	0.15	9.573	663	62.89
65.01 - 70.00	14	1,216,480	0.62	8.485	712	68.03
70.01 - 75.00	17	881,045	0.45	9.911	694	73.11
75.01 - 80.00	61	4,495,161	2.29	9.355	706	79.28
80.01 - 85.00	68	2,537,578	1.29	10.463	693	84.06
85.01 - 90.00	448	18,602,776	9.47	10.136	706	89.57
90.01 - 95.00	443	22,134,903	11.26	11.476	699	94.61
95.01 - 100.00	2,295	145,583,464	74.08	11.250	684	99.92
Total:	3,363	196,525,112	100.00	11.080	689	97.11

FICO Score at Origination
FICO Score at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
575 - 599	3	206,126	0.10	12.524	591	97.77
600 - 624	37	1,995,987	1.02	12.793	621	95.07
625 - 649	722	42,750,404	21.75	11.864	641	97.94
650 - 674	771	45,765,914	23.29	11.555	661	97.81
675 - 699	649	37,543,097	19.10	11.048	686	97.10
700 - 724	424	25,851,775	13.15	10.638	712	97.12
725 - 749	313	16,168,695	8.23	9.967	737	96.55
750 - 774	236	14,618,165	7.44	10.154	761	95.26
775 - 799	169	9,461,434	4.81	9.796	785	95.51
800 - 824	39	2,163,516	1.10	9.825	807	91.39
Total:	3,363	196,525,112	100.00	11.080	689	97.11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
California	901	77,891,865	39.63	10.954	687	98.12
Arizona	324	16,322,036	8.31	11.374	685	97.81
Florida	299	15,280,178	7.78	11.683	682	96.07
Nevada	146	8,708,208	4.43	11.465	683	98.45
Washington	138	8,575,220	4.36	10.959	681	95.51
Texas	201	6,948,454	3.54	10.403	709	97.39
Illinois	129	5,721,818	2.91	11.155	688	95.84
Oregon	115	5,629,920	2.86	10.585	702	95.05
Colorado	97	4,803,995	2.44	10.949	689	96.69
Maryland	77	4,588,257	2.33	11.180	687	96.33
Georgia	107	4,496,962	2.29	11.668	685	96.87
New York	74	4,135,469	2.10	11.413	691	96.10
Virginia	53	3,968,103	2.02	10.567	709	93.75
New Jersey	48	3,200,777	1.63	11.075	702	95.29
Utah	58	2,691,333	1.37	11.100	698	95.66
Minnesota	49	2,095,554	1.07	10.916	679	97.15
Massachusetts	30	2,004,924	1.02	11.435	690	96.41
Michigan	58	1,831,078	0.93	11.366	681	98.65
Idaho	37	1,752,908	0.89	10.950	707	96.47
North Carolina	40	1,590,159	0.81	10.529	692	95.79
Ohio	47	1,445,459	0.74	11.055	677	98.00
Hawaii	16	1,376,763	0.70	11.114	688	94.88
Pennsylvania	42	1,297,735	0.66	10.244	704	97.81
Connecticut	21	1,132,930	0.58	11.889	708	95.34
Missouri	34	1,040,276	0.53	10.454	705	97.72
Alabama	22	1,011,208	0.51	10.200	733	90.21
Wisconsin	25	914,099	0.47	11.233	674	94.25
Indiana	33	871,931	0.44	11.819	690	96.54
Tennessee	28	832,252	0.42	10.599	694	96.37
Louisiana	24	827,879	0.42	10.940	703	97.68
New Mexico	18	604,395	0.31	11.641	702	91.89
Kentucky	11	484,735	0.25	10.445	700	90.32
South Carolina	10	459,006	0.23	12.642	698	98.47
District of Columbia	6	448,425	0.23	10.195	703	92.06
Delaware	7	288,070	0.15	12.289	697	100.00
New Hampshire	5	275,559	0.14	11.141	720	98.73
Arkansas	9	217,151	0.11	10.820	692	97.36

*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
Kansas	6	193,455	0.10	11.238	711	97.20
Rhode Island	2	130,544	0.07	9.122	719	96.76
Mississippi	3	107,924	0.05	10.021	689	100.00
Maine	3	93,737	0.05	10.200	660	87.56
Oklahoma	4	82,033	0.04	10.487	718	97.23
Nebraska	3	75,819	0.04	12.587	646	100.00
Iowa	1	33,861	0.02	11.990	662	100.00
Montana	1	23,319	0.01	12.250	722	95.00
South Dakota	1	19,330	0.01	10.600	723	100.00
Total:	3,363	196,525,112	100.00	11.080	689	97.11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
Primary	2,857	175,933,648	89.52	10.914	686	97.47
Investment	415	15,823,844	8.05	12.721	715	93.54
Second Home	91	4,767,620	2.43	11.766	727	95.84
Total:	3,363	196,525,112	100.00	11.080	689	97.11

Documentation Type
Documentation Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
Stated Income Verified Assets	791	46,856,661	23.84	10.927	703	96.46
Full Documentation	934	45,115,360	22.96	10.159	691	96.49
Stated Documentation	492	34,425,654	17.52	11.574	668	99.27
No Documentation	492	26,751,265	13.61	11.802	686	96.22
No Ratio	273	16,011,543	8.15	12.024	690	95.72
Stated Income Stated Assets	189	11,769,458	5.99	11.056	695	96.73
Bank Statements	97	8,435,458	4.29	10.958	674	99.87
Stated Extra	18	3,832,079	1.95	10.979	713	99.60
Limited Documentation	43	1,753,686	0.89	10.415	686	97.18
No Income Verifier	18	773,621	0.39	11.446	684	99.12
No Income Verified Assets	7	427,132	0.22	11.328	690	96.77
Reduced Documentation	9	373,195	0.19	10.276	706	97.47
Total:	3,363	196,525,112	100.00	11.080	689	97.11

Loan Purpose
Loan Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
Purchase	2,528	149,121,378	75.88	11.212	691	98.53
Refinance - Cashout	682	39,881,094	20.29	10.613	685	92.24
Refinance - Rate Term	153	7,522,641	3.83	10.934	673	94.72
Total:	3,363	196,525,112	100.00	11.080	689	97.11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
Single Family Residence	1,995	119,271,803	60.69	11.046	687	97.28
PUD	807	47,524,419	24.18	11.101	690	97.00
Condo	353	18,572,700	9.45	10.842	696	97.09
2-4 Family	201	10,868,277	5.53	11.767	698	95.69
Townhouse	7	287,914	0.15	10.899	696	99.00
Total:	3,363	196,525,112	100.00	11.080	689	97.11

Original Prepayment Penalty Term
Prepayment Penalty Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. FICO	W.A. Original CLTV (%)
N/A	2,183	116,449,885	59.25	10.850	700	95.73
6	15	1,089,755	0.55	11.116	723	96.02
7	4	236,319	0.12	12.490	698	96.27
12	73	6,052,274	3.08	11.685	678	98.34
13	3	249,891	0.13	12.152	658	98.76
24	934	63,564,292	32.34	11.362	671	99.72
36	150	8,839,812	4.50	11.590	680	95.83
60	1	42,885	0.02	12.000	661	100.00
Total:	3,363	196,525,112	100.00	11.080	689	97.11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Antonio Rhee	212-250-8569

ABS Banking
Sue Valenti	212-250-3455
Roxana McKinney	212-250-0848
Ayesha Chatterjee	212-250-8297

ABS Structuring
Chris Sudol	212-250-0507

ABS Collateral
Reta Chandra	212-250-2729
Brian Yuen	212-250-8512

Standard & Poor’s Rating Service

Mark Goldenberg	212-438-1641
Steve Tencer	212-438-2104
Daniel Hall	212-438-1576

Moody’s Investors Service, Inc.

Karen Ramallo	212-553-0370
Rachel Peng	212-553-3831

DBRS

Sagar Kongettira	212-806-3266
Bernard Maas	212-806-3258

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.